As filed with the Securities and Exchange Commission on June 23, 2014

Registration No. 333-167620

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Premiere Global Services, Inc.
(Exact name of registrant as specified in its charter)

Georgia	59-3074176
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3280 Peachtree Rd N.E. The Terminus Building, Suite 1000 Atlanta, Georgia 30305
(Address of Principal Executive Offices and Zip Code)

Premiere Global Services, Inc. 2004 Amended and Restated 2004 Long-Term Incentive Plan, as amended Premiere Global Services, Inc. Amended and Restated 2000 Directors Stock Plan, as amended
(Full title of the plans)

Scott Askins Leonard

Premiere Global Services, Inc.

Executive Vice President - Legal, General Counsel and Secretary

3280 Peachtree Rd N.E.

The Terminus Building, Suite 1000

Atlanta, Georgia 30305

(404) 262-8400

(Name, address and telephone number, including area code, of agent for service)

Copy to:

David A. Brown

Alston & Bird LLP

The Atlantic Building
950 F Street, NW

Washington, DC 20004-1404

(202) 239-3463

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated Filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 filed by Premiere Global Services, Inc. (the “Company”) on June 18, 2010 (File No. 333-167620) (the “Registration Statement”) is being filed for the purpose of deregistering 554,083 unissued shares of the Company’s common stock, par value $0.01 (“Common Stock”) that were originally registered for issuance under the Premiere Global Services, Inc. Amended and Restated 2004 Long-Term Incentive Plan, as amended (the “2004 Plan”) and 600,000 unissued shares of Common Stock that were originally registered for issuance under the Premiere Global Services, Inc. Amended and Restated 2000 Directors Stock Plan, as amended (the “Director Plan”).

The Company hereby deregisters 1,154,083 shares of Common Stock (the “Carried-Over Shares”), which includes the 554,083 unissued shares of Common Stock that were originally registered for issuance under the 2004 Plan and 600,000 of the unissued shares of Common Stock that were originally registered for issuance under the Director Plan. The Company is concurrently filing a Registration Statement on Form S-8 to register the Carried-Over Shares for issuance pursuant to the Premiere Global Services, Inc. 2014 Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on June 23, 2014.

PREMIERE GLOBAL SERVICES, INC.

By:	/s/ Scott Askins Leonard
Name:	Scott Askins Leonard
Title:	Executive Vice President - Legal, General Counsel and Secretary

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Boland T. Jones Boland T. Jones	Chairman of the Board and Chief Executive Officer and Director (Principal Executive Officer)	June 23, 2014

* David E. Trine	Chief Financial Officer (Principal Financial and Principal Accounting Officer)	June 23, 2014

* Wilkie S. Colyer	Director	June 23, 2014

/s/ K. Robert Draughon K. Robert Draughon	Director	June 23, 2014

* John R. Harris	Director	June 23, 2014

* W. Steven Jones	Director	June 23, 2014

* Raymond H. Pirtle, Jr.	Director	June 23, 2014

* J. Walker Smith, Jr.	Director	June 23, 2014

*By: /s/ Scott Askins Leonard

Scott Askins Leonard

Attorney-in-Fact